Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™, Parent Company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ Announces 26% increase in 2005 Operating Results

REDDING, California, January 31, 2006/ PR Newswire— Bank of Commerce Holdings (NASDAQ: BOCH), a $511.6 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced a 26% increase in 2005 operating results.
“We are very proud to report that the fourth quarter of 2005 was a record for the Company in terms of financial results, a 30 percent increase over the same quarter in 2004. The reasons for our increase in earnings are primarily attributed to the volume of investment securities and loan activities over the year, coupled with increasing yields. The growth was funded by increases in core deposits and leveraging wholesale borrowings. Our performance is well above average with our goal of achieving upper quartile performance, compared to our peers” said Michael C. Mayer, President and CEO of the Company.
Bank of Commerce Holdings’ net income for the fourth quarter 2005 increased 30.0 percent to $1,871,000 or $0.21 per diluted share compared to $1,438,000 or $0.17 per diluted share during the fourth quarter 2004.
Net income for the year ended December 31, 2005 increased 26% to $6,278,000, or $0.71 per diluted share, compared to $4,978,000, or $0.57 per diluted share for the year ended December 31, 2004. Annualized return on average equity was 18.35%; annualized return on average assets was 1.34%, compared with 18.18% and 1.22% for the same period in 2004.
Significant events during 2005 include the Company’s one year anniversary into the NASDAQ National Market including an invitation to perform the closing bell ceremony at the NASDAQ headquarters in New York, the Board of Directors decision to pay a quarterly dividend versus an annual dividend and the approval of the Federal Deposit Insurance Corporation to open a branch in the Yuba City market, under the trade name of Sutter Bank of Commerce™.
The Board of Directors declared quarterly cash dividends of $0.06, $0.06, $0.06 and $0.08 for the year totaling $0.26 per share in comparison with the prior year’s cash dividend of $0.23 per share.
The Company also celebrated its one year anniversary in the prestigious America’s Community Bankers NASDAQ Index. The America’s Community Bankers NASDAQ Index is the most broadly representative stock index for community banks. America’s Community Bankers, the national trade association for community banks, and the NASDAQ Stock Market launched this index in December 2003 as a tool for tracking the performance of the strong community banking sector. The Index includes 520 community banks with a total market capitalization of $180 billion. It is listed under the ticker symbol “ACBQ”.
“We are proud to have our stock included in this prestigious index. This is another milestone in our growing company’s history. Community banks are vital to our economy. We loan money to startup companies, professionals and small businesses that create most of the jobs in our communities. We make the American dream of a home of your own come true. We serve the financial needs of professionals and individuals with a wide range of financial services”, said Michael C. Mayer, President and CEO.
At December 31, 2005, Bank of Commerce Holdings’ total assets were $511.6 million, an increase of 16.7% or $73.1 million from December 31, 2004. Net loans increased 14.0%, to $363.3 million, an increase of $44.5 million from December 31, 2004.
Total deposits increased to $372.1 million, an increase of 5.5% or $19.2 million from December 31, 2004. Funding growth strategies focused on increasing core deposit relationships through the expansion of repurchase agreements and leveraging Federal Home Loan Bank borrowings.

The Company’s loan portfolio is sound and performing well. Non-performing assets decreased by $2.0 million or 83% during the year. The Company’s allowance for loan losses was 1.17% of total loans at December 31, 2005 and 1.20% at December 31, 2004, while its ratio of non-performing assets to total assets was 0.08% at December 31, 2005, compared to 0.54% at December 31, 2004. Provisions for loan losses for the year ended December 2005 were $448,000 compared to $554,000 for the same period in 2004. The Company had year-to-date net loan recoveries of $2,181 in 2005 compared to net loan charge-offs of $362,586 in the same period of 2004. The Company’s OREO remained at $0 during 2005 and 2004.
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.
The most significant impact on net interest income between periods is derived from the interaction of changes in the volume of and rate earned or paid on interest-earning assets and interest-bearing liabilities. The volume of interest-earning assets in loans and securities, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in net interest income between periods. The Company’s net interest margin was 4.59% in 2005 and 4.45% in 2004.
Yields on portfolio loans increased 94 basis points to 7.14% compared to 6.20% in 2004. The yield increase, coupled with the volume of loan growth represents the most significant increase in net interest margin over the prior year. Yields on all earning assets increased 78 basis points to 6.32% compared to 5.54% in 2004. Likewise, funding costs increased 87 basis points to 2.24% compared with 1.37% in 2004, primarily related to wholesale borrowing expense.
The combined effect of increasing the volume of earning assets and repricing deposit liabilities resulted in an increase of $3.4 million or 19.8% in net interest income for the year ended December 31, 2005 over 2004. The Company has a predisposition to variable rate pricing opportunities within the loan portfolio and is considered asset sensitive. As a result, management anticipates that, in an increasing interest rate environment, the Company’s net interest income and margin would be expected to increase.
Noninterest income for the year ended December 31, 2005 remained consistent at $2.2 million compared with $2.2 million for the same period in 2004. Noninterest expense for the year ended December 31, 2005 increased 10.6% to $11.7 million compared with $10.6 million for the same period in 2004. Attributed to the rise in noninterest expense are increases in salaries and related benefits relative to the growth in the Company and increases in data processing fees of $49,000 in support of new technologies.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, a division of Redding Bank of Commerce and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
Investment firms making a market in BOCH stock are: Hoefer & Arnett, 555 Market Street, San Francisco, CA (800)346-5544; Sandler & O’Neil, 919 Third Avenue, 6th Floor, New York, NY 10022 (800)635-6851 and Hill, Thompson, Magid & Co. Inc, 15 Exchange Place, Suite 800, Jersey City, NJ 07030 (201)369-2908.

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.
•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.
•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.
•	Credit quality deteriorates which could cause an increase in the provision for loan losses.
•	Losses in the Company’s merchant credit card processing business.
•	Asset/Liability matching risks and liquidity risks.
•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and under the heading ”Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K.. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 AS OF DECEMBER 31, 2005 and 2004 (Unaudited)

ASSETS	2005	2004

Cash and due from banks	$17,435,887	$13,120,951
Federal funds sold and securities purchased under agreements to resell	9,120,000	6,120,000

Cash and cash equivalents	26,555,887	19,240,951
Securities available-for-sale (including pledged collateral of $50,102,000 at December 31, 2005 and $35,345,000 at December 31, 2004)	94,014,027	82,443,193
Securities held-to-maturity, at cost (estimated fair value of $6,881,172 at December 31 2005 and $487,092 at December 31 2004)	6,932,652	448,753
Loans, net of the allowance for loan losses of $4,316,379 at December 31, 2005 and $3,866,498 at December 31, 2004	363,305,161	318,800,587
Bank premises and equipment, net	5,630,684	5,484,196
Other assets	15,205,234	12,127,127

TOTAL ASSETS	$511,643,645	$438,544,807

LIABILITIES AND STOCKHOLDERS’ EQUITY Deposits:
Demand — noninterest bearing	$86,219,092	$82,262,500
Demand — interest bearing	109,100,520	108,644,844
Savings accounts	27,539,918	23,471,100
Certificates of deposit	149,256,239	138,499,839

Total Deposits	372,115,769	352,878,283

Securities sold under agreements to repurchase	22,885,658	2,003,712
Federal Home Loan Bank borrowings	55,000,000	35,000,000
Other liabilities	7,194,315	8,379,475
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,310,000	5,000,000

Total liabilities	472,505,742	403,261,470

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized;

no shares issued and outstanding in 2005 and 2004	—	—
Common stock, no par value; 10,000,000 shares authorized; 8,657,896 shares issued and outstanding in 2005 and 8,502,831 shares issued and outstanding in 2004	11,009,346	10,536,562

Retained earnings	29,418,643	25,079,522
Accumulated other comprehensive (loss) income, net of tax	(1,290,086)	(332,747)

Total stockholders’ equity	39,137,903	35,283,337

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$511,643,645	$438,544,807

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF INCOME
 FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003 (Unaudited)

	2005	2004	2003
Interest income:
Interest and fees on loans	$24,069,980	$18,444,703	$17,655,479
Interest on tax-exempt securities	332,385	225,976	139,895
Interest on U.S. government securities	2,910,695	2,175,274	1,290,481
Interest on federal funds sold and securities purchased under agreement to resell	491,019	143,449	193,089
Interest on other securities	59,909	6,788	0

Total interest income	27,863,988	20,996,190	19,278,944

Interest expense:
Interest on demand deposits	938,532	429,699	463,708
Interest on savings deposits	182,994	103,670	132,758
Interest on certificates of deposit	4,331,468	2,876,236	3,570,686
Interest on FHLB and other borrowings	1,592,516	449,432	233,649
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	580,935	250,495	183,805

Total interest expense	7,626,445	4,109,532	4,584,606

Net interest income	20,237,543	16,886,658	14,694,338
Provision for loan and lease losses	447,700	554,000	515,000

Net interest income after provision for loan and lease losses	19,789,843	16,293,658	14,179,338

Noninterest income:
Service charges on deposit accounts	393,661	475,971	348,086
Payroll and benefit processing fees	356,957	343,086	331,492
Earnings on cash surrender value -Bank owned life insurance	209,322	258,539	233,094
Net gain on sale of securities available-for-sale	(1,537)	0	88,395
Net gain on sale of loans	145,594	94,878	101,005
Merchant credit card service income, net	345,721	433,822	407,945
Mortgage brokerage fee income	249,049	186,188	250,451
Other income	424,973	403,437	389,698

Total noninterest income	2,123,740	2,195,921	2,150,166

Noninterest expense:
Salaries and related benefits	6,883,754	5,938,672	5,450,874
Occupancy and equipment expense	1,572,458	1,534,490	1,470,722
FDIC insurance premium	48,659	47,843	49,431
Data processing fees	303,316	253,895	217,169
Professional service fees	648,871	802,742	653,698
Payroll processing fees	110,376	0	0
Deferred compensation expense	321,321	280,771	255,612
Stationery and supplies	241,144	208,102	219,473
Postage	104,439	96,780	102,650
Directors’ expenses	219,687	266,911	241,384
Other expenses	1,294,684	1,189,790	999,157

Total noninterest expense	11,748,709	10,619,996	9,660,170

Income before income taxes	10,164,874	7,908,583	6,669,334
Provision for income taxes	3,886,504	2,930,908	2,486,658

Net Income	$6,278,370	$4,977,675	$4,182,676

Basic earnings per share	$0.73	$0.60	$0.52

Weighted average shares — basic	8,600,270	8,282,588	8,033,484
Diluted earnings per share	$0.71	$0.57	$0.50

Weighted average shares — diluted	8,844,626	8,702,611	8,326,908

Average Balances, Interest Income/Expense and Yields/Rates Paid Years Ended December 31,

(Dollars in thousands)		2005			2004			2003
(Unaudited)
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets
Portfolio loans	$337,284	$24,070	7.14%	$297,679	$18,445	6.20%	$284,841	$17,655	6.63%
Tax-exempt securities	9,966	332	3.33%	6,582	226	3.43%	3,832	140	4.21%
US government securities	35,779	1,272	3.56%	28,220	781	2.77%	21,650	567	3.45%
Mortgage backed securities	41,181	1,639	3.98%	36,159	1,394	3.86%	20,139	724	3.62%
Federal funds sold	15,225	491	3.22%	10,304	143	1.39%	17,833	193	1.62%
Other securities	1,384	60	4.34%	382	7	1.83%	0	0	13.31%
Average Earning Assets	$440,819	$27,864	6.32%	$379,326	$20,996	5.54%	$348,295	$19,279	6.02%
Cash & due from banks	15,208			17,351			21,817
Bank premises and fixed assets	5,563			5,373			5,538
Other assets	7,172			7,519			5,998
Average Total Assets	$468,762			$409,569			$381,648

Interest Bearing Liabilities
Interest bearing demand	$112,236	$939	0.84%	$101,884	$430	0.42%	$94,677	$464	0.74%
Savings deposits	26,542	183	0.69%	23,384	104	0.44%	22,483	133	0.74%
Certificates of deposit	149,204	4,331	2.90%	138,434	2,876	2.08%	146,152	3,571	3.51%
Other borrowings	51,934	2,174	4.19%	35,880	699	1.95%	18,720	417	1.43%
Average Interest Liabilities	$339,916	7,627	2.24%	299,582	4,109	1.37%	282,032	4,585	2.33%
Noninterest bearing Demand	80,219			73,163			62,957
Other liabilities	4,417			4,440			4,145
Stockholders’ equity	44,210			32,384			32,514
Average Liabilities and Stockholders’ equity	$468,762			$409,569			$381,648

Net Interest Income and Net Interest Margin		$20,237	4.59%		$16,887	4.45%		$14,694	4.06%

Selected Consolidated Financial Data
In Thousands (Except Ratios and Per
Share Data) (Unaudited)

	2005	2004	2003	2002	2001
Statements of Income
Total Interest Income	$27,864	$20,996	$19,279	$18,565	$20,216
Net Interest Income	$20,238	$16,887	$14,694	$12,517	$11,190
Provision for Loan Losses	$448	$554	$515	$620	$255
Total Noninterest Income	$2,124	$2,196	$2,150	$2,091	$2,823
Total Noninterest Expense	$11,748	$10,620	$9,660	$8,267	$7,143
Total Revenues	$29,988	$23,192	$21,429	$20,656	$23,039
Net Income	$6,278	$4,978	$4,183	$3,696	$4,274

Balance Sheets
Total Assets	$511,644	$438,545	$401,158	$367,434	$318,686
Total Net Loans	$363,305	$318,801	$278,204	$280,351	$216,960
Allowance for Loan Losses	$4,316	$3,866	$3,675	$3,529	$2,916
Total Deposits	$372,116	$352,878	$327,539	$314,447	$281,436
Stockholders’ Equity	$39,138	$35,283	$30,511	$27,667	$27,240

Performance Ratios[1]
Return on Average Assets[2]	1.34%	1.22%	1.10%	1.09%	1.49%
Return on Average Stockholders’ Equity[3]	18.35%	18.18%	15.20%	13.92%	15.43%
Dividend Payout	35.74%	39.29%	42.09%	46.57%	41.94%
Average Equity to Average Assets	9.43%	7.91%	7.21%	7.83%	9.67%
Tier 1 Risk-Based Capital-Bank	12.08%	10.80%	10.77%	9.14%	10.93%
Total Risk-Based Capital-Bank	13.11%	11.88%	12.02%	10.19%	12.18%
Net Interest Margin[4]	4.59%	4.45%	4.22%	4.06%	4.24%
Average Earning Assets to Total Average Assets	94.04%	92.62%	91.26%	90.90%	92.15%
Nonperforming Assets to Total Assets[5]	0.08%	0.54%	1.16%	.10%	.11%
Net Charge-offs to Average Loans	.00%	.12%	.13%	.01%	.02%
Allowance for Loan Losses to Total Loans	1.17%	1.20%	1.30%	1.26%	1.35%
Nonperforming Loans to Allowance for Loan Losses	9.15%	61.64%	126.34%	0.20%	11.97%
Efficiency Ratio[6]	52.54%	55.65%	57.35%	56.59%	50.97%
Share Data
Average Common Shares Outstanding — basic	8,600	8,283	8,033	8,013	8,109
Average Common Shares Outstanding — diluted	8,845	8,703	8,327	8,604	8,568
Book Value Per Common Share	$4.52	$4.27	$3.80	$3.45	$3.36
Basic Earnings Per Common Share	$0.73	$0.60	$0.52	$0.46	$0.51
Diluted Earnings Per Common Share	$0.71	$0.57	$0.50	$0.43	$0.48
Cash Dividends Per Common Share	$0.26	$0.23	$0.22	$0.22	$0.22

[1]	Regulatory Capital Ratios and Asset Quality Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated period.

[2]	Return on average assets is net income divided by average total assets.

[3]	Return on average equity is net income divided by average stockholders’ equity.

[4]	Net interest margin equals net interest income as a percent of average interest-earning assets.

[5]	Non-performing assets includes all nonperforming loans (nonaccrual loans, loans 90 days past due and still accruing interest and restructured loans) and real estate acquired by foreclosure.

[6]	The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and noninterest income. The efficiency ratio measures how the Company spends in order to generate each dollar of net revenue.

Bank of Commerce
Holdings
Quarterly Financial Condition Data
(Amounts in Thousands, except per share amounts)
(Unaudited)
For the Quarter Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec 31,
	2005	2005	2005	2005	2004

Cash and due from banks	$17,436	$14,759	$19,300	$14,167	$13,121
Federal funds sold and securities purchased under agreements to resell	9,120	8,550	11,895	19,760	6,120

Total Cash & Equivalents	26,556	23,309	31,195	33,927	19,241
Securities available-for-sale	94,014	98,107	72,709	77,276	82,443
Securities held to maturity, at cost	6,933	5,813	5,889	423	449
Loans, net of allowance for loan losses	363,306	342,004	340,230	320,453	318,801
Bank premises and equipment, net	5,631	5,547	5,581	5,436	5,484
Other assets	15,204	13,228	12,611	13,207	12,127

TOTAL ASSETS	$511,644	$488,008	$468,215	$450,722	$438,545

Liabilities:
Demand — noninterest bearing	$86,219	$80,516	$77,960	$75,393	$82,263
Demand — interest bearing	109,101	116,137	115,772	111,723	108,645
Savings	27,540	26,078	26,898	24,367	23,471
Certificates of deposit	149,256	150,260	148,507	144,051	138,500

Total deposits	372,116	372,991	369,137	355,534	352,879

Securities sold under agreements to repurchase	22,886	20,461	21,537	13,517	2,004
Federal Home Loan Bank borrowings	55,000	35,000	30,000	35,000	35,000
Other liabilities	7,194	5,809	5,119	5,705	8,379
Junior subordinated debt payable to subsidiary grantor trust	15,310	15,310	5,000	5,000	5,000

Total liabilities	472,506	449,571	430,793	414,756	403,262
Stockholders’ equity:
Common stock	11,009	10,998	10,894	10,756	10,537
Retained earnings	29,419	28,240	27,097	26,067	25,079
Accumulated other comprehensive income (loss), net	(1,290)	(801)	(569)	(857)	(333)

Total stockholders’ equity	39,138	38,437	37,422	35,966	35,283
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$511,644	$488,008	$468,215	$450,722	$438,545

Interest Income:
Net interest income	$5,395	$5,125	$4,861	$4,856	$4,606
Provision for loan losses	6	88	177	177	173

Net interest income after provision for loan losses	5,389	5,037	4,684	4,679	4,433
Noninterest Income:
Service charges	91	98	102	103	118
Merchant credit card service income, net	78	81	78	99	104
Net gain on sale of securities available-for-sale	0	0	0	(2)	0
Mortgage brokerage fee income	7	85	71	86	74
Other income	343	251	297	256	338

Total noninterest income	519	515	548	542	634
Noninterest Expense:
Salaries and related benefits	1,796	1,750	1,645	1,693	1,678
Net Occupancy and equipment expense	399	437	349	387	407
Professional service fees	72	199	173	205	184
Other expenses	579	709	720	635	567

Total noninterest expense	2,846	3,095	2,887	2,920	2,836

Income before income taxes	3,062	2,457	2,345	2,301	2,231
Provision for income taxes	1,191	897	874	925	793

Net Income	$1,871	$1,560	$1,471	$1,376	$1,438

For the Quarter Ended

Key Financial Information
(Unaudited)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec 31,
	2005	2005	2005	2005	2004

Net earnings per share- basic	$0.23	$0.18	$0.17	$0.16	$0.17
Net earnings per share- diluted	$0.21	$0.17	$0.16	$0.16	$0.17
Dividends per share	$0.08	$0.06	$0.06	$0.06	$0.23
Net Interest Margin	4.59%	4.56%	4.66%	4.66%	4.56%

Average Total Equity	$49,812	$45,151	$41,101	$39,628	$38,261
Return on Average Equity	18.80%	17.75%	16.30%	15.89%	15.03%
Average Assets	$494,671	$477,709	$457,036	$445,037	$432,171
Return on Average Assets	1.51%	1.31%	1.29%	1.24%	1.33%
Efficiency Ratio	48.12%	54.88%	53.37%	54.09%	55.97%

Total Assets	$511,644	$487,698	$468,215	$450,722	$438,545
Loans, net of allowances	$363,306	$342,004	$340,230	$320,453	$318,801
Deposits	$372,116	$372,991	$369,137	$355,534	$352,879
Stockholders’ Equity	$39,138	$38,437	$37,422	$35,966	$35,283
Total shares outstanding	8,658	8,655	8,618	8,572	8,503
Book Value per share	$4.52	$4.45	$4.34	$4.20	$4.15

Loan to deposit ratio	97.63%	91.69%	92.17%	91.27%	90.35%
Non-performing assets to total assets	0.08%	0.31%	0.73%	0.46%	0.54%
Non-performing loans to total loans	0.11%	0.44%	1.00%	0.63%	0.74%
Allowance for loans losses to total loans	1.17%	1.23%	1.20%	1.25%	1.20%

Leverage capital	10.19%	10.05%	9.25%	9.29%	9.27%
Tier 1 risk based capital	12.05%	12.36%	11.15%	10.95%	11.34%
Total risk based capital	13.09%	13.43%	12.23%	12.06%	12.42%